Exhibit 10.16

STAUFFER ORIGINAL

THIS AGREEMENT, made and entered into this 10th day March, 1961, by and among ROCK SPRINGS GRAZING ASSOCIATION, a Wyoming corporation (hereinafter called “Rock Springs”), UNION PACIFIC RAILROAD COMPANY, a Utah corporation (hereinafter called “Union Pacific”), and STAUFFER CHEMICAL COMPANY OF WYOMING, a Delaware corporation (hereinafter called “Stauffer”)

WITNESSETH:

RECITALS:

Subject to the rights of Union Pacific hereinafter mentioned, Rock Springs is the owner of the surface rights in the following described lands in Sweetwater County, Wyoming, (hereinafter referred to as the “Described Premises”):

Section 11 - S1/2S1/2, S1/2N1/2S1/2

Section 13 - W1/2

Section 15 - E1/2

all in Township 20 North, Range 109

West of the 6th P. M.,

comprising 880 acres, more or less, and also in the following described lands in the vicinity of said Described Premises, which, together with the Described Premises are hereinafter, for convenience, called the “Subject Lands”:

SWEETWATER COUNTY, WYOMING

Township 21 North, Range 108 West of the 6th P. M.

Section 29 - All

Section 31 - All

Section 33 - All

Township 20 North, Range 108 West of the 6th P. M.,

Section 8 — All

Section 19 - All

Township 20 North, Range 109 West of the 6th P. M,

Section 1 - All

Section 3 - All

Section 5 - All that portion lying east of the center of the Green  River, containing 74.28 acres more or less

Section 9 - All that portion lying east of the center of the Green River, containing 455.00 acres more or less

Section 11 - N1/2, N1/2N1/2S1/2

Section 13 - E1/2

Section 15 - All that portion of the W½ lying east of the center of the Green River, containing 305.00 acres more or less

Section 19 - E1/2

Section 21 - S1/2SE1/4SE1/4, S1/2N1/2SE1/4SE1/4

Section 23 - All

Section 25 - All

Section 27 - All

Section 33 - N½

Section 35 - All

comprising 8336.00 acres more or less.

Union Pacific is the owner of all minerals and mineral rights in the Subject Lands as well as in other lands in the vicinity thereof and of certain rights of entry and of surface use therein, said minerals and rights in and to the Subject Lands having been excepted and reserved unto Union Pacific in a certain deed or deeds of conveyance given to Rock Springs or its predecessor in interest dated and recorded as shown on Exhibit “A” attached hereto and hereby made a part hereof.

Stauffer proposes to explore for, remove, refine, and otherwise process the sodium mineral deposits underlying the Subject Lands as well as other lands held under lease by Stauffer and in connection therewith has heretofore agreed with Rock Springs to purchase the Described Premises as a site for refining plants and as a site for refining plants and other facilities incidental thereto. Union Pacific has leased or licensed or proposes to lease or license to Stauffer the Subject Lands and other lands whereby Stauffer will be granted the right and privilege of drilling for, mining, and otherwise producing and removing sodium minerals from the Subject Lands and such other lands. In connection with the foregoing, Union Pacific and Stauffer desire to obtain agreement or agreements from Rock Springs relative to the use of the Subject Lands for the aforesaid purposes. Rock Springs is willing to make such agreements in consideration of the terms, covenants, and conditions hereinafter provided.

AGREEMENT:

NOW, THEREFORE, it is agreed as follows:

Section 1:

Rock Springs, for and in consideration of the covenants and payments hereinafter provided, hereby confirms, extends, and grants to Union Pacific and to its licensee, Stauffer, easements and rights

(a)                                 to enter upon the Subject Lands and upon such other lands in Townships 20 and 21 North, Range 108 West of the 6th P. M., and Township 20 North, Range 109 West of the 6th P. M., in which Rock Springs owns the surface rights and Union Pacific owns the minerals and mineral rights and which lands Union Pacific may include in its license to Stauffer. Such other lands shall be specified by a written memorandum supplemental hereto and shall thereupon become a part of and are hereinafter for convenience referred to as the “Subject Lands;”

(b)                                 to sink thereon wells and shafts for the mining, production, recovery, and removal of sodium minerals from the Subject Lands and other lands in the vicinity thereof held under lease or license by Stauffer.;

(c)                                  to drill, construct, establish, maintain, repair, use, and replace pipelines, power and telephone lines, roadways, water wells and, without limitation by reason of the foregoing enumeration, any and all other structures, equipment, fixtures, appurtenances, or facilities necessary or convenient in prospecting and developing for, producing, storing, refining, transporting and marketing sodium minerals under or produced from the Subject Lands or other lands in the vicinity thereof.

Union Pacific and Stauffer shall have the right of ingress and egress to and from the Subject Lands over such other lands in Townships 20 and 21 North, Range 108 West of the 6th P. M., and Township 20 North, Range 109 West of the 6th P. M., in which Rock Springs owns the surface rights, by means of roads and ways, and the further right over such lands for such pipelines, pole and wire lines as may be necessary or convenient in connection with the aforesaid operations on the Subject Lands and other lands held under lease or license by Stauffer.

Rock Springs, for itself, its successors and assigns, further grants to Union Pacific and Stauffer the right during the term hereof to remove in the mining for said sodium minerals and other minerals the lateral and subjacent support from the Subject Lands and forever releases and discharges Union Pacific and Stauffer from any and all liability for damages to the Subject Lands or any improvements thereon resulting from the withdrawal of the lateral and subjacent support from the Subject Lands or any subsidence resulting therefrom through the removal of sodium minerals and other minerals, ores, and earth, and further releases and discharges Union Pacific and Stauffer from any and all liability for damage to the Subject Lands resulting from mining or other operations thereon or thereunder.

Section 2:

As sole compensation for the easements and rights herein granted to Union Pacific and Stauffer and the releases hereby made by Rock Springs, Union Pacific shall pay to Rock Springs as follows:

(a) annually in advance for the first year of the term hereof four and one-sixth cents (4-1/6¢) per acre; for the second year eight and one-third cents (8-1/3¢) per acre; and for the third year sixteen and two-thirds cents (16-2/3¢) per acre; provided, however, that the payments to be made under this subdivision (a) shall be credited against any amounts based upon tonnage as provided in subdivision (b) of this Section 2 which may accrue hereunder for the year for which such payments under this subdivision (a) are made; and

(b) Union Pacific, so long as it is receiving royalties upon production of sodium minerals from the Subject Lands, shall pay or cause to be paid on or before the last day of each calendar quarter during each year of the term hereof, a sum of money computed at the rate of four and one-sixth cents (4-1/6) per ton of 2000 pounds of sodium carbonate (Na2CO3) equivalent in

(1)                                 refined sodium carbonate produced by Stauffer during the preceding calendar quarter and resulting from sodium minerals mined or otherwise produced from the Subject Lands; and

(2)                                 trona, calcined trona, or sal soda produced by Stauffer from the Subject Lands during the preceding calendar quarter, except that no payments shall be made on the said trona, calcined trona, or sal soda which is converted into refined sodium carbonate;

provided, however, that when the average bulk carload wholesale price F.O.B. cars at point of shipment for said calendar quarter for refined sodium carbonate, trona, calcined trona, or sal soda so produced exceeds $13.00 per ton, said tonnage payment rate shall be increased 5/6th of one cent per ton for each increase of $4.00 per ton in said average price above $13.00. If in any quarter no sales are made by Stauffer but during such quarter the said products have been produced and stored or used or retained for use by Union Pacific or Stauffer, such rate of payment per ton of said products shall be computed on the basis of the average bulk carload wholesale price F.O.B. point of shipment for the last quarter prior thereto during which any sales were made, or if no sales were theretofore made of said products, then on the basis of the average bulk carload wholesale price at the nearest market less cost of transportation from point of shipment to such market. It is agreed that a minimum tonnage payment shall be made by Union Pacific to Rock Springs under this subdivision (b) for the fourth calendar year and subsequent calendar years of the term hereof, and such minimum payment shall be computed as follows:

First: The rates of payment prescribed in this subdivision (b) shall be computed on 25,000 tons of sodium mineral products produced from the Subject Lands if five or less sections of land are included in the License or Licenses from Union Pacific to Stauffer, and on 37,500 tons if more than five sections of land are included in said License or Licenses.

Second: The minimum tonnage payment per calendar year to be paid by Union Pacific to Rock Springs shall bear to the total of the amount arrived at by the above computation the same ratio that the area of the Subject Lands bears to the total area included in said License or Licenses from Union Pacific to Stauffer.

If the payments based on tonnage made under this subdivision (b) during any such calendar year do not equal such minimum due to Rock Springs, Union Pacific shall promptly after the end of such calendar year pay the deficit to Rock Springs, provided, however, that if in any such calendar year mining or processing operations are interrupted by strikes, acts of God, or other calamitous visitations or other causes beyond the control of Union Pacific or Stauffer, the aforesaid minimum payment based on tonnage shall be reduced prorata for the time during which such operations are so interrupted.

Section 3:

Union Pacific and Stauffer, respectively, shall pay or cause to be paid, before the same become delinquent, all taxes and assessments which, during the term hereof, may be lawfully levied upon or assessed against all structures, improvements, equipment, and other property erected, constructed, installed, and/or used by such party on the Subject Lands. Satisfactory evidence of such payment shall be promptly furnished to Rock Springs.

Section 4:

Union Pacific and Stauffer, respectively, shall fully pay for all materials joined or affixed by such party to the Subject Lands and shall pay in full all persons who perform labor upon said lands for such party and shall not permit or suffer any mechanics’ or materialmen’s liens of any kind or nature to be enforced against said lands for any work done or materials furnished thereon at the instance or request or on behalf of such party, and such party agrees to indemnify and hold harmless Rock Springs from and against any and all liens, claims, demands, costs and expenses of whatsoever nature in any way connected with or growing out of such work done, labor performed, or materials furnished.

Section 5:

This Agreement shall take effect on the date first herein written and shall remain in full force and effect for a period of fifty (50) years from said date and so long thereafter as there shall be in effect any License or Licenses from Union Pacific to Stauffer for the drilling for, mining, and otherwise producing and removing sodium minerals from the Subject Lands or any part thereof; provided, however, that if any such License or Licenses be terminated at any time as to the Subject Lands in their entirety or as to a part thereof, then Union Pacific may terminate this Agreement forthwith on written notice to Rock Springs and Stauffer to the same extent that said License or Licenses with respect to the Subject Lands are terminated; provided, further, that notwithstanding the termination of this Agreement, in whole or in part, the releases and discharges provided in Section 1 hereof shall remain in full force and effect until such time as they are specifically abrogated or modified in writing by the parties hereto.

Section 6:

Within one (1) year after the termination of this Agreement with respect to all or a part of the Subject Lands, Union Pacific and Stauffer, respectively, shall have the right to remove from the Subject Lands or the part thereof affected any and all of such party’s equipment, buildings, structures, and improvements.

Section 7:

Rock Springs, for itself, its successors and assigns, covenants with Union Pacific and Stauffer that it has title to the Subject Lands except for the minerals, mineral rights, and rights of entry and surface use owned by Union Pacific referred to in the Recitals hereof, and covenants that Union Pacific and Stauffer shall have the quiet and peaceable possession and enjoyment of the rights herein granted during the term of this Agreement.

Section 8:

Rock Springs covenants and agrees with Union Pacific and Stauffer that Rock Springs will not in any way interfere or permit interference with the operations to be conducted as contemplated by this Agreement.

Section 9:

Notices to be given to Union Pacific under this Agreement shall be mailed by registered or certified mail and addressed to Union Pacific Railroad Company in duplicate, one to 1416 Dodge Street, Omaha 2, Nebraska, attention Chief Executive Officer, Land Division; and one to 422 West Sixth Street, Los Angeles 14, California, attention Chief Executive Officer, Natural Resources Division. Notices to be given to Stauffer under this Agreement shall be mailed by registered or certified mail and addressed to Stauffer at 636 California Street, San Francisco, California.  Notices to be given to Rock Springs shall be mailed by registered or certified mail and addressed to Rock Springs Grazing Association at Rock Springs, Wyoming.

Any party may at any time, by written notice to the others, change the address to which notices or communications shall be sent.

Section 10:

Nothing herein contained shall be construed as a covenant to drill or mine by Union Pacific or Stauffer or as a grant to Rock Springs of minerals or mineral rights.

Section 11:

It is agreed that the covenants to pay the sums provided in Section 2 hereof shall be covenants running with the surface ownership of the Subject Lands and, except as hereinafter specifically provided, shall not be held or transferred separately therefrom, and any such sums payable under Section 2 hereof shall be paid to the person or persons owning the surface of the Subject Lands as of the date such payment is due; provided, however, that Union Pacific shall not become obligated to make such payments to any subsequent purchaser of the Subject Lands and shall continue to make such payments to Rock Springs until the first day of the calendar quarter following receipt by Union Pacific of notice of change of ownership, consisting of the original or certified copies of the instrument or instruments constituting a complete chain of title from Rock Springs to the party claiming such ownership, and then only as to payments thereafter made. Notwithstanding the foregoing provisions of this Section 11, it is agreed that in the event Rock Springs conveys all or any portion of the Described Premises to Stauffer any sums payable under Section 2 of this Agreement based upon production from such portion of the Described Premises shall continue to be paid to Rock Springs.

Section 12:

All the terms, conditions, covenants, and releases of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 13:

The interpretation and application of this Agreement in all respects shall be deemed to be governed by laws of the State of Wyoming.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate as of the date first herein written.

Attest:	ROCK SPRINGS GRAZING ASSOCIATION

By:
Secretary	President

Attest:	UNION PACIFIC RAILROAD COMPANY

By:
Assistant Secretary	Chief Executive Officer
Natural Resources Division

Attest:	STAUFFER CHEMICAL COMPANY OF WYOMING

By:
Secretary	President

STAUFFER ORIGINAL

STATE OF WYOMING	)
) SS
COUNTY OF SWEETWATER	)

On this 10th day of March, 1961, before me appeared                                to me personally known, who, being by me duly sworn, did say that he is the                                      President of ROCK SPRINGS GRAZING ASSOCIATION and that the seal affixed to the within instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and who acknowledged said instrument to be the free act and deed of said corporation.

Given under my hand and seal on the date above written.

Notary Public

My Commission Expires

STATE OF CALIFORNIA	)
) SS
COUNTY OF LOS ANGELES	)

On this 25th day of July, 1961, before me appeared LEE S. OSBORNE to me personally known, who, being by me duly sworn, did say that he is the Chief Executive Officer, Natural Resources Division of UNION PACIFIC RAILROAD COMPANY and that the seal affixed to the within instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and who acknowledged said instrument to be the free act and deed of said corporation.

Given under my hand and seal on the date above written.

Notary Public

My Commission Expires

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STATE OF CALIFORNIA	)
) SS
COUNTY OF SAN FRANCISCO	)

On this 27th day of July,  1961 before me appeared Donald G. Ellis to me personally known, who, being by me duly sworn, did say that he is the                                    President of STAUFFER CHEMICAL COMPANY OF WYOMING and that the seal affixed to the within instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and who acknowledged said instrument to be the free act and deed of said corporation.

Given under my hand and seal on the date above written.

Notary Public

My Commission Expires

2

STAUFFER ORIGINAL

EXHIBIT “A”

DATES AND RECORDING DATA OF DEEDS
OF CONVEYANCE GIVEN TO ROCK SPRINGS
GRAZING ASSOCIATION OR ITS PREDECESSOR
IN INTEREST COVERING THE SUBJECT LANDS

Deed			Recording Information
No.	Township and Range	Date	Date	Book	Page

5088	T-21-N, R-108-W of the 6th P. M. Sections 29, 31, and 33	7-13-07	2- 4-20	T	421

4178	T-20-N, R-108-W of the 6th P. M, Sections 7 and 19	12- 2-13	1-26-14	A/UP	82

4178	T-20-N, R-109-W of the 6th P. M. Sections 1, 3, 11 and 13	12- 2-13	1-26-14	A/UP	82

5247	Portion of Section 5	1- 4-24	11- 4-37	B/UP	249

5129	Portion of Section 9 and other land	8-28-20	9-20-20	B/UP	214

5140	Section 19	11-30-20	1-7-21	U	357

3935	Portion of Section 21 and other land	7-30-12	8-16-12	A/UP	68

5132	Portion of Section 23	8-28-20	9-8-21	B/UP	229

Each of the above described deeds were recorded on the dates indicated in the records of the County Clerk for the County of Sweetwater, State of Wyoming.

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